INVESTMENT ADVISORY AGREEMENT


         AGREEMENT made this 30th day of April, 1997, by and between J.P. Morgan Investment Management Inc., a Delaware corporation (the "Adviser"), and Endeavor Investment Advisers, a California general partnership (the "Manager").

         WHEREAS, the Manager has been organized to serve as investment manager and administrator of Endeavor Series Trust (the "Trust"), a Massachusetts business trust which has filed a registration statement under the Investment Company Act of 1940, as amended (the "1940 Act") and the Securities Act of 1933 (the "Registration Statement"); and

         WHEREAS,   the  Trust  is  comprised  of  several  separate  investment portfolios, one of which is the Enhanced Index Portfolio (the "Portfolio"); and

         WHEREAS, the Manager desires to avail itself of the services of an investment adviser to assist the Manager in performing services for the Portfolio; and

         WHEREAS, the Adviser is registered under the Investment Advisers Act of 1940, as amended, and is engaged in the business of rendering investment advisory services to investment companies and desires to provide such services to the Manager;

         NOW,   THEREFORE,   in   consideration  of  the  terms  and  conditions
hereinafter set forth, it is agreed as follows:

         1. Employment of the Adviser. The Manager hereby employs the Adviser to manage the investment and reinvestment of the assets of the Portfolio, subject to the control and direction of the Trust's Board of Trustees, for the period and on the terms hereinafter set forth. The Adviser hereby accepts such employment and agrees during such period to render the services and to assume the obligations herein set forth for the compensation herein provided. The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or represent the Manager, the Portfolio or the Trust in any way.

         2. Obligations of and Services to be Provided by the Adviser. The Adviser undertakes to provide the following services and to assume the following obligations:

                  a. The Adviser shall manage the investment and reinvestment of the portfolio assets of the Portfolio, all without prior consultation with the Manager, subject to and in accordance with the respective investment objectives and policies of the Portfolio set forth in the Trust's Registration Statement, as such Registration Statement may be amended from time to time, and any written instructions which the Manager or the Trust's Board of Trustees may issue from time-to-time in


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accordance   therewith.   The  Manager  has  delivered  copies  of  the  Trust's
Declaration of Trust, as amended to date (the "Charter Document") to the Adviser. The Manager agrees, on an ongoing basis, to provide the Adviser as promptly as practicable copies of all amendments to the Registration Statement and Charter Document and supplements to the Prospectus. In pursuance of the foregoing, the Adviser shall make all determinations with respect to the purchase and sale of portfolio securities and shall take such action necessary to implement the same. The Adviser shall render regular reports to the Trust's Board of Trustees and the Manager concerning the investment activities of the Portfolio. The Manager agrees to cause to be delivered to a person designated in writing for such purpose by the Adviser within three days after the end of each month a written report dated the date of its delivery (the "Report") with respect to the Portfolio's compliance for its current fiscal year wth the short-three test set forth in Section 851(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code")(the "short-three test"). The Report shall include in chart form the Portfolio's gross income (within the meaning of Section 851 of the Code) from the beginning of the current fiscal year to the date of the Report and its cumulative income and gains described in Section 851(b(3) of the Code for such period. If the Report is not timely delivered, the Adviser shall be permitted to rely on the most recent Report delivered to it. The Manager agrees that its Adviser may rely on the Report without independent verification of its accuracy.

                  b. To the extent provided in the Trust's Registration Statement, as such Registration Statement may be amended from time to time, the Adviser shall, in the name of the Portfolio, place orders for the execution of portfolio transactions with or through such brokers, dealers or banks as it may select including affiliates of the Adviser and, complying with Section 28(e) of the Securities Exchange Act of 1934, may pay a commission on transactions in excess of the amount of commission another broker-dealer would have charged.

                  c. In connection with the placement of orders for the execution of the portfolio transactions of the Portfolio, the Adviser shall create and maintain all necessary records pertaining to the purchase and sale of securities by the Adviser on behalf of the Portfolio in accordance with all applicable laws, rules and regulations, including but not limited to records required by Section 31(a) of the 1940 Act. All records shall be the property of the Trust and shall be available for inspection and use by the Securities and Exchange Commission ("SEC"), the Trust, the Manager or any person retained by the Trust. Where applicable, such records shall be maintained by the Adviser for the periods and in the places required by Rule 31a-2 under the 1940 Act.



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                  d. The Adviser  shall bear its expenses of providing  services pursuant to this Agreement. The Adviser will not bear any other expenses in the operation of the Portfolio.

         3. Compensation of the Adviser. In consideration of services rendered pursuant to this Agreement, the Manager will pay the Adviser a fee at the annual rate of the value of the Portfolio's average daily net assets set forth in Schedule A hereto. Such fee shall be accrued daily and paid monthly as soon as practicable after the end of each month. If the Adviser shall serve for less than the whole of any month, the foregoing compensation shall be prorated. For the purpose of determining fees payable to the Adviser, the value of the Portfolio's net assets shall be computed at the times and in the manner specified in the Trust's Registration Statement.

         4. Activities of the Adviser. The services of the Adviser hereunder are not to be deemed exclusive, and the Adviser shall be free to render similar services to others and to engage in other activities, so long as the services rendered hereunder are not impaired.

         5. Use of Names. The Manager shall not use the name of the Adviser or its parent, J.P. Morgan & Co., Incorporated, in any prospectus, sales literature or other material relating to the Trust in any manner not approved prior thereto by the Adviser; provided, however, that the Adviser shall approve all uses of its name which merely refer in accurate terms to its appointment hereunder with no more prominence than other relationships described in the materials and all uses of its name and that of its parent which are required by the SEC or a state securities commission. The Adviser shall not use the name of the Trust or the Manager in any material relating to the Adviser in any manner not approved prior thereto by the Manager; provided, however, that the Manager shall approve all uses of its or the Trust's name which merely refer in accurate terms to the appointment of the Adviser hereunder or which are required by the SEC or a state securities commission; and, provided further, that in no event shall such approval be unreasonably withheld.

         The Manager recognizes that from time to time directors, officers and employees of the Adviser may serve as directors, trustees, partners, officers and employees of other corporations, business trusts, partnerships or other entities (including other investment companies) and that such other entities may include the name "J.P. Morgan" as part of their name, and that the Adviser or its affiliates may enter into investment advisory, administration or other agreements with such other entities.

         6. Liability of the Adviser; Indemnification of the Adviser. Absent willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties hereunder on the part


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of the Adviser (each such act or omission shall be referred to as "Disqualifying
Conduct"), the Adviser shall not be liable for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security. Nothing herein shall constitute a waiver of any rights or remedies which the Trust may have under any federal or state securities laws.

             The Manager agrees to indemnify and hold harmless the Adviser from and against any and all claims, losses, liabilities or damages (including reasonable attorneys' fees and other related expenses), howsoever arising, from or in connection with this Agreement or the performance by the Adviser of its duties hereunder; provided, however, that nothing contained herein shall require that the Adviser be indemnified for Disqualifying Conduct.

         7. Limitation of Trust's Liability. The Adviser acknowledges that it has received notice of and accepts the limitations upon the Trust's liability set forth in its Agreement and Declaration of Trust. The Adviser agrees that any of the Trust's obligations shall be limited to the assets of the Portfolio and that the Adviser shall not seek satisfaction of any such obligation from the shareholders of the Trust nor from any Trust officer, employee or agent of the Trust.

         8. Renewal, Termination and Amendment. This Agreement shall continue in effect, unless sooner terminated as hereinafter provided, for a period of two years from the date hereof and shall continue in full force and effect for successive periods of one year thereafter, but only so long as each such continuance as to the Portfolio is specifically approved at least annually by vote of the holders of a majority of the outstanding voting securities of the Portfolio or by vote of a majority of the Trust's Board of Trustees; and further provided that such continuance is also approved annually by the vote of a majority of the Trustees who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. This Agreement may be terminated as to the Portfolio at any time, without payment of any penalty, by the Trust's Board of Trustees, by the Manager, or by a vote of the majority of the outstanding voting securities of the Portfolio upon 60 days' prior written notice to the Adviser, or by the Adviser upon 90 days' prior written notice to the Manager, or upon such shorter notice as may be mutually agreed upon. This Agreement shall terminate automatically and immediately upon termination of the Management Agreement dated November 23, 1992 between the Manager and the Trust, provided that the Adviser receives prior written notice of the termination of the Management Agreement. This Agreement shall terminate automatically and immediately in the event of its assignment. The terms "assignment" and "vote of a majority of


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the  outstanding  voting  securities"  shall have the meaning set forth for such terms in the 1940 Act. This Agreement may be amended at any time by the Adviser and the Manager, subject to approval by the Trust's Board of Trustees and, if required by applicable SEC rules and regulations, a vote of a majority of the Portfolio's outstanding voting securities.

         9. Confidential Relationship. Any information and advice furnished by either party to this Agreement to the other shall be treated as confidential and shall not be disclosed to third parties except as required by law.

         10. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

         11. Miscellaneous. This Agreement constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof. Each party agrees to perform such further actions and execute such further documents as are necessary to effectuate the purposes hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of California. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed in several counterparts, all of which together shall for all purposes constitute one Agreement, binding on all the parties.



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         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

                                    ENDEAVOR INVESTMENT ADVISERS



                                    BY: Endeavor Management Co.,
                                             Managing Partner

                                    BY: /s/Vincent J. McGuinness
                                               Authorized Officer


                                    J.P. MORGAN INVESTMENT MANAGEMENT INC.



                                    BY: /s/Diane J. Minardi
                                               Authorized Officer






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                                                    SCHEDULE A



         Enhanced Index
         Portfolio                            .35% of average daily net
                                              assets










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